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                                                                   Exhibit 10.26

February 26, 1998

________________

     Re:  Change of Control Agreement

Dear __________:

As we have discussed, Mercury Interactive Corporation (the "Company") has agreed to extend certain benefits to you in the event your employment with the Company is terminated within eighteen months of a "Change of Control" of the Company. This letter sets out the terms of our agreement (the "Letter"). Capitalized terms are defined on Exhibit A, attached.

1.    Severance Benefits. If you or  the Company terminate your employment at
      ------------------
any time within the Change of Control Period, then you will be entitled to receive severance benefits as follows:

      (a) Voluntary Resignation; Termination for Cause. If you terminate your employment by reason of voluntary resignation (and not by Involuntary Termination) or if you are terminated for Cause, then you will not be entitled to receive severance or other benefits.

      (b) Involuntary Termination. If your employment is terminated or you terminate your employment as a result of Involuntary Termination, you will be entitled to receive the following benefits:

           (i) severance pay, based upon your base compensation as of the date your employment ceases, in an amount equal to one year of base compensation.
Any amount payable shall be paid at the regular base compensation rate during the Severance Period, according to normal Company payroll practices and commencing with the month immediately after the month in which your employment so ceases;

           (ii) coverage under the Company's health, life, dental and other insurance programs for the Severance Period; and

           (iii) accelerated vesting of all stock options held by you, including those granted after this Letter.

      (c) Disability; Death. If the Company terminates your employment as a result of your Disability (as defined below) or such employment is terminated by your death, then such termination shall be treated as if it were an Involuntary Termination, and the severance and other benefits shall be provided, in accordance with subsection (b) above.

2.    Successors.  Any successor to the Company (whether direct or indirect and
      ----------
whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or
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substantially all of the Company's business and/or assets shall assume the obligations under this Letter and agree expressly to perform the obligations under this Letter in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Letter, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 3 or which becomes bound by the terms of this Letter by operation of law.

3.    Law Governing; Arbitration.  This Letter shall be governed by and
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construed in accordance with the laws of the State of California. Any dispute or controversy arising under or in connection with this Letter shall be settled exclusively in arbitration conducted in Sunnyvale, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded. In any arbitration proceeding, the party determined to be the prevailing party shall be entitled to receive, in addition to any other award, its attorneys' fees and expenses of the proceeding.

4.    Employment and Income Taxes.  All payments made pursuant to this Letter
      ---------------------------
will be subject to withholding of employment taxes.


By your signature below, you indicate that you agree to the terms set out in this Letter.


Very truly yours,

MERCURY INTERACTIVE CORPORATION


By:___________________________________
Title:________________________________


ACKNOWLEDGED AND AGREED:

____________________________________


Date:_______________________________
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                                   EXHIBIT A

Definition of Terms.  The following terms referred to in this Letter shall have
-------------------
the following meanings:

"Cause" means (i) any act of personal dishonesty taken by you in connection with
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your responsibilities as an employee and intended to result in substantial personal enrichment; (ii) your being convicted of a felony; or (iii) a willful act by you which constitutes gross misconduct and which is injurious to the Company.

"Change of Control" means the occurrence of any of the following events:
 -----------------

      (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this Letter, is or becomes the "beneficial owner" (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this Letter;

      (b) The composition of the Board of Directors changes during any period of 36 months such that individuals who at the beginning of the period were members of the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority thereof; unless at least 66-2/3% of the Continuing Directors has either (i) approved the election of the new Directors,
(ii) if the election of the new Directors is voted on by shareholders, recommended that the shareholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director);

      (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

      (d) Any other provision of this subsection notwithstanding, the term Change of Control shall not include either of the following events undertaken at the election of the Company:

           (i) Any transaction, the sole purpose of which is to change the state of the Company's incorporation; or
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           (ii)  A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation") provided that the surviving corporation is owned directly or indirectly by the shareholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction.

"Change of Control Period" means the period beginning with the date that a
 ------------------------
Change of Control has occurred (as determined by the Board of Directors of the Company) and ending eighteen months later.

"Disability"  means that you suffer from a physical or mental disability to an
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extent that renders it impracticable for you to continue performing your duties hereunder. You shall be deemed to be so disabled if (i) a physician selected by the Company (and the Company will use its best efforts to coordinate such determination by the physician with the Company's long term disability insurance carrier) advises the Company that your physical or mental condition will render you unable to perform your duties for a period exceeding three consecutive months, or (ii) due to a physical or mental condition, you have not substantially performed your duties hereunder for a period of three consecutive months.

"Involuntary Termination"  means (i) without your consent, your assignment to
 -----------------------
any duties or the significant reduction of your duties, either of which is inconsistent with your position or title with the Company and responsibilities in effect immediately prior to such assignment, or your removal from such position and responsibility, or a reduction in your title; (ii) a greater than 10% reduction by the Company in your base compensation as in effect immediately prior to such reduction; provided, however, that such reduction shall not apply if substantially all executive officers of the Company agree to a similar reduction in base compensation; or (iii) any purported termination of you by the Company (other than a voluntary termination initiated by the Executive) which is not effected for Disability or for Cause.

"Severance Period" means the twelve month period following your termination of
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employment.